As filed with the Securities and Exchange Commission on June 11, 2007	Reg. No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHANTOM ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-1048794
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	identification No.)

222 Grace Church St., Suite 302
Port Chester, NY 10573
(Address of principal executive offices) (Zip Code)
2007 EXECUTIVE STOCK COMPENSATION PLAN A
AND 2007 EMPLOYEE COMPENSATION PLAN A
(full title of plan)

Greg Koler, CEO
Phantom Entertainment, Inc.
222 Grace Church St., Suite 302
Port Chester, NY 10573
(866) 452-9883
(Name, address, and telephone number of agent for service)

With a copy to:

Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd flr.
New York, NY 10006
(212) 930-9700
Fax: (212) 930-9725

CALCULATION OF REGISTRATION FEE

	Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	Aggregate offering	Amount of
to be registered	Registered	per share*	Price	Registration fee

Common Stock ($.0001 par value)	125,000,000 (1)	$.00085	$100,625	$3.09
Common Stock ($.0001 par value)	217,500,000 (2)	$.00085	$184,875	$5.67
Total	342,500,000		$285,500	$8.76

*
* Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the average of the high and the low price on the over the counter bulletin board of $.0009 and $.0008, respectively, on June 4, 2007.

(1)	Shares underlying the 2007 Executive Stock Compensation Plan A.
(2)	Shares underlying the 2007 Employee Compensation Plan A.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register an aggregate of 125,000,000 shares of common stock, $0.0001 par value per share, of Phantom Entertainment, Inc. with respect to its 2007 Executive Stock Compensation Plan A and 217,500,000 shares respect to its 2007 Employee Compensation Plan A.

In addition, the Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to executive officers of Phantom Entertainment, Inc.
PART I
Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the 2007 Executive Stock Compensation Plan A as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Greg Koler, CEO
Phantom Entertainment, Inc.
222 Grace Church Street, Suite 302
Port Chester, NY 10573
(866) 452-9883

Prospectus

Phantom Entertainment, Inc.

125,000,000   SHARES OF COMMON STOCK

Issued pursuant to the

2007 Executive Stock Compensation Plan A

This prospectus relates to the sale of up to 125,000,000 shares of common stock of Phantom Entertainment, Inc. offered by certain holders of our securities issued to such persons pursuant to our 2007 Executive Stock Compensation Plan A. The shares may be offered by the selling stockholders from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Our common stock trades on Pinksheets under the symbol "PHEI.PK". On June 4, 2007 the closing sale price of the common stock was $.0008 per share.

The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________________________________________

The date of this prospectus is June 11, 2007

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

Prospectus Summary

Overview

We have developed and are manufacturing and marketing the Phantom Lapboard, a combination wireless keyboard, laser mouse and hard surface that enables users to work or play games from any comfortable setting. After establishing sales and distribution of the Phantom Wireless Lapboard, we may seek to develop and market the Phantom Game Service, a video game delivery system designed to allow consumers to search, preview and play a large selection of video games on demand via a broadband Internet connection.

We have not yet generated any revenue from operations. We have entered into major, multi-product licensing agreements with Ione Technology Inc., a worldwide leading manufacturer and marketer of input devices, to manufacture and distribute the Phantom® Wireless Lapboard and Phantom® Wireless Laser Mouse under Ione’s brand name throughout Asia and through Ione’s distributors in the US and Europe in return for royalty and design fees. We anticipate we will begin to receive revenue from these agreements in the 4th quarter of 2007.

We have received a purchase order from Alienware® - the leading manufacturer of high-performance desktop, notebook, media center and professional systems - to manufacture and supply the Phantom® Wireless Lapboard and Phantom® Wireless Laser Mouse for Alienware’s Media Center PCs and its PC gear product line. We anticipate we will begin to receive revenue from Alienware in the 4th quarter of 2007.

We have entered a distribution and sales agreement with Global Marketing Partners to serve the E-Commerce and retail markets throughout the United States. The agreement will aggregate sales of the Phantom Wireless Lapboard through Global Marketing Partner’s distribution channel with Ingram Micro Inc. (NYSE: IM), the world's largest technology distributor and a leading technology sales, marketing and logistics company. We anticipate we will begin to receive revenue from this agreement in the 4th quarter of 2007.

We have entered a sales agreement with Westex Europe NV to serve the E-Commerce, retail and OEM industrial markets throughout Europe. Westex Europe NV, a sales organization for high technology products and solutions, will target original equipment manufacturers (OEMs), value-added resellers (VARS), systems builders and E- commerce retailers in Europe.

In August 2006, we launched a new website and online store to support the marketing and sales of the Phantom Lapboard. The website can be found at www.phantom.net. We have a backlog of online orders for the Phantom Lapboard. Credit card payments will not be charged until the Phantom Lapboard ships. We anticipate we will begin to receive revenue from online orders in the 4th quarter of 2007.

Our ability to generate revenue from the Phantom brand is dependent on our ability to successfully manufacture and market the Phantom Wireless Lapboard under Phantom’s brand name throughout North America and Europe. While we anticipate to launch sales and distribution of the Phantom Wireless Lapboard in September 2007, delays may occur and given our limited resources, we need immediate additional capital to manufacture the Phantom Wireless Lapboard as well as to fund general operations.

Currently our business activities are almost entirely dedicated to manufacturing and marketing of the Phantom Wireless Lapboard. The Phantom Wireless Lapboard includes wireless technology, ergonomic design, one-touch features, programmable keys and a wireless high performance 1200 dpi laser mouse. The Lapboard’s innovative design features a keyboard that rotates 360 degrees to accommodate left or right handed users and inclines on a 22 degree angle with a hard surface below for the Phantom Laser Mouse

Our principal offices are located at 222 Grace Church Street, Suite 302, Port Chester, NY 10573, and our telephone number is (866) 452-9883. We are a Delaware corporation.

This Offering

Shares of common stock outstanding prior to this offering	1,924,433,415 as of June 5, 2007 *

Shares offered in this prospectus	339,500,000 *

Total shares outstanding after this offering	2,138,933,415

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

Pinksheets Trading Symbol	PHEI.PK

*Includes the issuance of 125,000,000 shares of the Company’s common stock offered by certain holders of its securities issued to such persons pursuant to its 2007 Executive Stock Compensation Plan A, and included in this Prospectus.

 RISK FACTORS

RISKS RELATED TO OUR BUSINESS AND COMPANY

The following factors, among others, could cause actual results to differ materially from those contained in forward-looking statements in this annual report. The risks described below are not the only ones facing our Company, but represent all of those risks deemed material to the Company. Additional risks not presently known to us may also impair our business operations.

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

We incurred a loss from operations of $4,454,583 for the year ended December 31, 2006 and a loss from operations of $12,236,530 for the year ended December 31, 2005. Our loss from operations for the three months ended March 31, 2007 was $393,127 as compared to a loss from operations of $1,205,390 for the three months ended March 31, 2006. Our monthly burn rate is approximately $200,000 per month and, accordingly, we will need to raise approximately $2,400,000 over the next 12 months in order to sustain our current operations. We reduced our staff during the first quarter of 2006 and adjusted associated payroll, benefits, and rent for our corporate headquarters accordingly. With these modifications, we made the aforementioned estimate of our monthly burn rate. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. Additionally, we will continue to incur losses until we are able to market and sell our products. Our possible success is dependent upon the successful development and marketing of our products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. We need additional financing and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

In their report dated May 15, 2007, our independent auditors stated that our financial statements for the year ended December 31, 2006 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of cash flow constraints, a working capital deficit of $18,344,236, an accumulated deficit of $73,550,242 at December 31, 2006, recurring losses from operations and the default on $2,242,276 of notes payable at December 31, 2006. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders’ deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

WE WILL REQUIRE ADDITIONAL FUNDING TO LAUNCH OUR PHANTOM LAPBOARD AND IF WE ARE UNSUCCESSFUL IN OBTAINING ADDITIONAL FUNDING, WE WILL BE UNABLE TO EXECUTE OUR BUSINESS PLAN AND GO OUT OF BUSINESS.

We will need to obtain additional funding in order to:

•	fund product development and launch of our Phantom Lapboard;

•	finance additional growth and working capital requirements;

•	respond to competitive pressures; and

•	respond to other opportunities or challenges as they arise.

We expect that additional equity financing will result in substantial dilution of our stockholders. Debt financing will result in higher interest expense. The amount of any such debt cannot be predicted at this time, nor can our ability to obtain or service such debt be predicted. Moreover, there is no assurance that future equity or debt financing will be available on terms acceptable to us. Failure to obtain additional financing could cause us to go out of business.

BECAUSE WE HAVE A LIMITED OPERATING HISTORY SINCE OUR INCEPTION IN DECEMBER 9, 2002 AND HAVE NOT GENERATED ANY REVENUE SINCE INCEPTION, AND SINCE THE PC ACCESSORY INDUSTRY IS RAPIDLY CHANGING, WE ARE UNABLE TO ACCURATELY FORECAST OUR REVENUES OR OUR ACTUAL COSTS OF OPERATIONS, AND A SHORT-FALL IN REVENUES OR INCREASED COSTS OF OPERATIONS COULD CAUSE A MATERIAL ADVERSE EFFECT IN OUR BUSINESS, RESULTS OF OPERATIONS, AND FINANCIAL CONDITION.

Because we have a limited operating history since our inception in December 9, 2002 and have not generated an revenue since our inception, and because the PC accessory industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands, our costs may change dramatically over time which causes us to be unable to accurately forecast our revenues. For example, in the event that the cost to manufacture the Phantom Lapboard is higher than projected or our manufacturing costs increase dramatically, we may not be able to generate profit, which may cause us to go out of business.

We currently intend to increase our operating expenses substantially in order to, among other things:

•	Expand our current operating activities;

•	fund sales and marketing activities;

•	manufacture inventory; and

•	incur capital expenditures.

Our expense levels are based, in part, on our expectations with regard to potential future revenues, and to a large extent such expenses will be fixed, particularly in the short term. To the extent we are not successful in generating such revenues, we may be unable to appropriately adjust spending in a timely manner to compensate for any unexpected revenue shortfall or will have to reduce our operating expenses, causing us to forego potential revenue-generating activities, either of which could cause us to go out of business. In addition, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing or marketing decisions that may adversely affect our revenues. Retail sales revenue is also subject to seasonal fluctuations. These factors add to the difficulty in accurately forecasting revenue.

WE WILL DEPEND ON A LIMITED NUMBER OF THIRD PARTIES TO MANUFACTURE, DISTRIBUTE, AND SUPPLY CRITICAL COMPONENTS AND SERVICES FOR THE PHANTOM LAPBOARD. WE MAY BE UNABLE TO OPERATE OUR BUSINESS IF THESE PARTIES DO NOT PERFORM THEIR OBLIGATIONS.

As disclosed in our Current Report on Form 8-K filed with the SEC on April 19, 2006 and November 6, 2006, we have an agreement with Itron Technology, Inc., a third-party manufacturer, for the production of the Phantom Lapboard. We expect to rely on sole suppliers for a number of key components for the Phantom Lapboard. We will not control the time and resources that these third parties devote to our business. We cannot be certain that these parties will perform their obligations as expected or that any revenue, cost savings, or other benefits will be derived from the efforts of these parties. If any of these parties breaches or terminates its agreement with us or otherwise fails to perform their obligations in a timely manner, we may be delayed or prevented from commercializing our Phantom Lapboard. Because our relationships with these parties are expected to be non-exclusive, they may also support products and services that compete directly with us, or offer similar or greater support to our competitors. Any of these events could require us to undertake unforeseen additional responsibilities or devote additional resources to commercialize our Phantom Lapboard. This outcome would harm our ability to compete effectively and achieve increased market acceptance and brand recognition.

If our manufacturing relationships are not successful, we may be unable to satisfy demand for our Phantom Lapboard. The ability of our manufacturers to reach sufficient production volume of the Phantom Lapboard to satisfy anticipated demand is subject to delays and unforeseen problems such as defects, shortages of critical components and cost overruns.

Moreover, our manufacturers will require substantial lead times to produce anticipated quantities of the Phantom Lapboard. Delays, product shortages and other problems could impair our retail distribution and brand image and make it difficult for us to attract customers. In addition, the loss of a manufacturer would require us to identify and contract with alternative sources of manufacturing, which we may be unable to do and which could prove time-consuming and expensive.

WE EXPECT TO DISTRIBUTE THE PHANTOM LAPBOARD THROUGH RETAIL DISTRIBUTION CHANNELS; IF RETAILERS ARE NOT SUCCESSFUL OR ARE UNWILLING TO SELL OUR PRODUCTS, WE MAY BE UNABLE TO SELL TO SUCH BRICK AND MORTAR RETAIL CONSUMERS.

We may depend on retail distribution to sell the Phantom Lapboard. In the event that retailers are reluctant to sell our products or in the event that their proposed financial terms are unacceptable to us, we may be unable to sell to traditional brick and mortar retail consumers, which are defined as consumers who prefer to make game, game related accessory and computer accessory purchases from retailers having a physical presence accessible to the consumer. If we are unable to sell to traditional brick and mortar retail consumers, we may go out of business.

OUR PHANTOM LAPBOARD, WHILE COSTLY TO DEVELOP, MAY FAIL TO GAIN MARKET ACCEPTANCE, IN WHICH CASE WE MAY BE UNABLE TO OPERATE OUR BUSINESS.

Subject to availability of financing, we plan to invest a considerable amount of money and resources in the launch of our Phantom Lapboard. However, our Phantom Lapboard is unproven and may fail to gain market acceptance. Because the market for our Phantom Lapboard is evolving, it is difficult to predict the size of the market and its rate of growth, if any. We cannot assure you that the market for PC accessories will continue to develop or be sustainable. If the market for the Phantom Lapboard fails to develop, develops more slowly than expected or becomes more competitive than is currently expected, we may no be able to keep up and go out of business.

WE MAY BE UNABLE TO ANTICIPATE CHANGES IN CONSUMER DEMANDS, AND THEREFORE WE MAY NOT MAKE SALES AND COULD POTENTIALLY GO OUT OF BUSINESS.

We anticipate that the Phantom Lapboard will appeal primarily to children, teenagers and young adults, whose preferences cannot be predicted with certainty and are subject to rapid change. Our success will depend on our ability to identify gaming and entertainment trends as well as to anticipate, interpret, and react to changing consumer demands in a timely manner.

If we misjudge the market for our Phantom Lapboard, we may not be successful in achieving meaningful revenue, which may lead us to go out of business.

WE WILL FACE COMPETITION FROM A NUMBER OF SOURCES, WHICH MAY IMPAIR OUR REVENUES, INCREASE OUR CUSTOMER ACQUISITION COST, AND HINDER OUR ABILITY TO GENERATE NEW CUSTOMERS.

While we are not aware of any direct competitors to our Phantom Lapboard, we will compete indirectly with a large number of hardware manufacturers, Internet sites, and other companies providing gaming and entertainment services. Our competitors may include hardware manufactures, Internet sites, and other companies providing gaming and entertainment accessories; vertical markets where competitors may have advantages in expertise, brand recognition, and other factors; and manufacturers of personal computers or game consoles who may develop their own accessories to which they would direct their customers.

Our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than ours. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our prospective customers. We cannot be certain that we will be able to successfully compete against current or future competitors. In order to compete effectively, we may need to expend significant internal engineering resources or acquire other technologies or companies to provide or enhance such capabilities. Any of these acts by our competition may increase our customer acquisition costs, which is, generally, the cost associated with acquiring a new customer, is calculated by dividing total acquisition expenses by total new customers. Any of these efforts will take resources we may not have, which may force us to go out of business.

WE DEPEND ON A NUMBER OF KEY PERSONNEL, AND THEIR LOSS MAY CAUSE US TO GO OUT OF BUSINESS.

Our success will depend upon our senior management and technical personnel, particularly Greg Koler, our Chief Executive Officer and Interim Chief Financial Officer. The Company has an employment agreement with Mr. Koler, but such agreement does not mitigate the risk associated with the loss of Mr. Koler’s services. The loss of the services of Mr. Koler or other our senior management and technical personnel may cause us to go out of business. Our success also depends on our ability to attract and retain qualified technical, sales, marketing, customer support, financial and accounting, and managerial personnel. Competition for such personnel in the PC accessories industry can be intense, and we cannot be certain that we will be able to retain our key personnel or that we can attract, integrate or retain other highly qualified personnel in the future.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO SECURE AND PROTECT PATENTS, TRADEMARKS AND OTHER PROPRIETARY RIGHTS.

Our success and ability to compete will be substantially dependent on our internally developed technologies and trademarks, which we plan to protect through a combination of patent, copyright, trade secret and trademark law. Our patent applications or trademark applications may not be approved. Even if they are approved, such patents or trademarks may be successfully challenged by others or invalidated. If our trademark registrations are not approved because third parties own such trademarks, our use of such trademarks will be restricted unless we enter into arrangements with such third parties that may be unavailable on commercially reasonable terms.

We generally enter into confidentiality or license agreements with our employees, consultants and corporate partners, and generally control access to and distribution of our technologies, documentation and other proprietary information. Despite our efforts to protect our proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use our solutions or technologies. The steps we have taken may not prevent misappropriation of our solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States.

We may license in the future elements of our trademarks, trade dress and similar proprietary rights to third parties. While we attempt to ensure that the quality of our brand is maintained by these business partners, such partners may take actions that could materially and adversely affect the value of our proprietary rights or our reputation. Our proprietary rights may not be viable or of value in the future since the validity, enforceability and scope of protection of certain proprietary rights is uncertain and still evolving .

THE COMPANY'S DISCLOSURE CONTROLS AND PROCEDURES AND ITS INTERNAL CONTROLS OVER FINANCIAL REPORTING WERE INEFFECTIVE THROUGH DECEMBER 2005 BECAUSE OF NOT PROPERLY ACCOUNTING FOR  SUFFICIENT LOSS CONTINGENCY ACCRUALS TO COVER POSSIBLE MONETARY PENALTIES AND INTEREST RELATING TO OUR FAILURE TO FILE CERTAIN PAYROLL AND WITHHOLDING TAX RETURNS AND TO SATISFY REQUIRED WITHHOLDING AND PAYROLL TAX OBLIGATIONS. ALTHOUGH WE RESTATED OUR FINANCIAL STATEMENTS IN DECEMBER 2005, IF WE ARE UNABLE TO GENERALLY MAINTAIN THE EFFECTIVENESS OF OUR DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS, WE WILL NOT BE ABLE TO  PROVIDE RELIABLE FINANCIAL STATEMENTS WHICH WOULD MAKE ANY INVESTMENT IN OUR COMPANY SPECULATIVE AND RISKY.

As of December 31, 2006, our principal executive officer and interim principal financial officer evaluated the effectiveness of our disclosure controls and procedures and the effectiveness of our internal controls over financial reporting and concluded that our disclosure controls and procedures and our internal controls over financial reporting were ineffective, as of the end of the periods covered by such report, so as to insure that all of the information required to be reported in our periodic reports was recorded, processed, summarized, and reported, within the time periods specified in the Commission's rules and forms. This was concluded as we were unable to record and properly report sufficient loss contingency accruals to cover possible monetary penalties and interest relating to our failure to file certain payroll and withholding tax returns and to satisfy required withholding and payroll tax obligations. While management is focused on improving our company’s Disclosure Controls to ensure timely and proper reporting, there can be no assurance that other items do not currently exist, or will not occur in the future, that reflect ineffective Disclosure Controls as of the Evaluation Date. Management concluded that the failure to properly account for and disclose the sufficient loss contingency accruals to cover possible monetary penalties and interest relating to our failure to file certain payroll and withholding tax returns and to satisfy required withholding and payroll tax obligations, was a material weakness in our disclosure controls and procedures and our internal controls over financial reporting.

In connection with the evaluation referred to in the foregoing paragraph, we have identified no change in our internal control over financial reporting that occurred during the year ended December 31, 2006 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. Beginning in September 2005, the Company hired new staff to handle finance and legal matters as well as a new Chief Executive Officer but we are not able to confirm that the work performed by this staff improved any potential weaknesses in internal controls and the finance and legal employees were subsequently terminated in December 2006. The Company has not processed any payroll since December 2006 and intends to contract a company specializing in payroll processing to ensure any future payroll processed is fully and accurately reported and that all applicable payroll taxes are fully and accurately paid on a timely basis. The Company still maintains outside finance and legal consultants to assist where appropriate and when funding is available. With additional financing the Company will round out its staff in order to better comply with controls and procedures regulated under the Exchange Act. As a part of this process, the Company has reviewed its accounting treatment of certain convertible debt instruments under FAS 133 and EITF 00-19 and as a result has restated its financial statements from December 31, 2004 through March 31, 2006.

We cannot assure you that we will be able to maintain adequate controls over our financial processes and reporting. If we are unable to maintain the remedial actions we have undertaken and generally maintain the effectiveness of our disclosure controls and procedures and internal controls, so as to insure that all of the information required to be reported in our periodic reports was recorded, processed, summarized, and reported, within the time periods specified in the Commission's rules and forms, we will not be able to provide reliable financial reports, our results of operations could be misstated and our reputation may be harmed. Accordingly, any investment by you in our company under these conditions could be speculative and risky.

RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET IN OUR COMMON STOCK, WHICH WOULD ADVERSELY AFFECT THE ABILITY OF INVESTORS IN OUR COMPANY TO SELL THEIR SECURITIES IN THE PUBLIC MARKETS.

Although our common stock trades on the Pinksheets (the “Pinksheets”), a regular trading market for the securities may not be sustained in the future. The Pinksheets is a quotations service that provides significantly less liquidity than the NASD’s automated quotation system (the “NASDAQ Stock Market”). Quotes for stocks included on the Pinksheets are not listed in the financial sections of newspapers as are those for the Nasdaq Stock Market. Therefore, prices for securities traded solely on the Pinksheets may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities;

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	change in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of our company and the technologies industries generally; and

•	general economic and other national conditions.

THE LIMITED PRIOR PUBLIC MARKET AND TRADING MARKET MAY CAUSE VOLATILITY IN THE MARKET PRICE OF OUR COMMON STOCK.

Our common stock is currently traded on a limited basis on the Pinksheets under the symbol “PHEI.PK” The quotation of our common stock on the Pinksheets does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to volatility. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our common stock may be limited; and

•	a lack of visibility for our common stock may have a depressive effect on the market for our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

1.	that a broker or dealer approve a person's account for transactions in penny stocks; and

2.	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

1.	obtain financial information and investment experience objectives of the person; and

2.
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

1.	Sets forth the basis on which the broker or dealer made the suitability determination; and

2.	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

IF WE FAIL TO MAINTAIN EFFECTIVE INTERNAL CONTROLS OVER FINANCIAL REPORTING, THE PRICE OF OUR  COMMON STOCK MAY BE ADVERSELY AFFECTED.

Our internal controls over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of our common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, our management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting, disclosure of our management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of the Company’s internal controls over financial reporting may have an adverse impact on the price of our common stock.

UPON SUCH TIME AS OUR STOCK IS ACTIVELY TRADED, STANDARDS FOR COMPLIANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 ARE UNCERTAIN, AND IF WE FAIL TO COMPLY IN A TIMELY MANNER, OUR BUSINESS COULD BE HARMED AND OUR STOCK PRICE COULD DECLINE.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of the assessment by our independent registered public accountants. The requirement of an annual assessment of our internal control over financial reporting currently already applies to our company, and the attestation of the assessment by our independent registered public accountants will first apply to our annual report for fiscal year ended December 31, 2008. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of the assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

WE HAVE NOT PAID CASH DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY CASH DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR STOCK.

We have never paid cash dividends on our stock and do not anticipate paying cash dividends on our stock in the foreseeable future. The payment of cash dividends on our stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay cash dividends, our stock may be less valuable because a return on your investment will only occur if our stock price appreciates

FORWARD-LOOKING STATEMENTS

We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements.

Selling Stockholders

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After the Offering
Name	Number	Percent	Total Shares Offered	Number	Percent
Greg Koler	104,000,000	5.40%	75,000,000	29,000,000	1.51%
Dick Angelotti	43,291,182	2.25%	15,000,000	28,291,182	1.47%
Timothy Roberts	35,000,000	1.82%	35,000,000	0	--

*	Less than one percent.

The number and percentage of shares beneficially owned is determined based on 1,924,433,415 shares issued and outstanding as of June 5, 2007, in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days of June 5, 2007. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.
Plan of Distribution

Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on The Over-The-Counter Bulletin Board, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

Interests of Named Experts and Counsel

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006.

Experts

     Kempisty & Company CPA's PC, Independent Registered Public Accountants, have audited, as set forth in their report thereon incorporated by reference herein, our financial statements as of December 31, 2006 and for the year then ended. The financial statements referred to above are incorporated by reference in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

Webb & Company, P.A., Independent Registered Public Accountants, have audited, as set forth in their report thereon incorporated by reference herein, our financial statements as of December 31, 2005 and for the period from December 9, 2002 (inception) to December 31, 2005. The financial statements referred to above are incorporated by reference in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

Information Incorporated by Reference

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

☐
Reference is made to the Registrant's Quarterly Report on Form 10-QSB for the period ending March 31, 2007, as filed with the SEC on May 22, 2007 (file no. 000-50535), which is hereby incorporated by reference.

☐
Reference is made to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the SEC on May 18, 2007 (file no. 000-50535), which is hereby incorporated by reference.

  We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Any such requests may be made to the Registrant at 222 Grace Church Street, Suite 302 Port Chester, NY 10573, telephone (866) 452-9883, Attention: Greg Koler, CEO.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

PHANTOM ENTERTAINMENT, INC.

125,000,000  SHARES OF COMMON STOCK

PROSPECTUS

June 11, 2007

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

☐
Reference is made to the Registrant's Quarterly Report on Form 10-QSB for the period ending March 31, 2007, as filed with the SEC on May 22, 2007 (file no. 000-50535), which is hereby incorporated by reference.

☐
Reference is made to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the SEC on May 18, 2007 (file no. 000-50535), which is hereby incorporated by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006.
Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.
EXHIBIT
NUMBER	EXHIBIT

4.1	2007 Executive Stock Compensation Plan A. *

4.2	2007 Employee Compensation Plan A. *

5.1	Opinion of Sichenzia Ross Friedman Ference LLP *

23.1	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1. *

23.2	Consent of Kempisty & Company CPA's PC. *

23.3	Consent of Webb & Company, P.A. *

24.1	Power of Attorney (included in the Signature Page)

*Filed herewith

Item 9. Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however , that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)      Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)      That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Port Chester, State of New York, on June 5, 2007.

INFINIUM LABS, INC.

By:	/s/ Greg Koler
Greg Koler
Chief Executive Officer (Principal Executive Officer), Interim Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Greg Koler his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Greg Koler	Interim Chief Executive Officer and Director	June 5, 2007
Greg Koler	(Principal Executive Officer)
Acting Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Timothy M. Roberts	Chairman of the Board of Directors	June 5, 2007
Timothy M. Roberts

/s/ Richard Angelotti	Director	June 5, 2007
Richard Angelotti

EXHIBIT
NUMBER	EXHIBIT

4.1	2007 Executive Stock Compensation Plan A.

4.2	2007 Employee Compensation Plan A.

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

23.1	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

23.2	Consent of Kempisty & Company CPA's PC.

23.3	Consent of Webb & Company, P.A.

24.1	Power of Attorney (included in the Signature Page)